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                                                                    EXHIBIT 99.1

Slide 1
(logo) USA Networks, Inc.

Slide 2: Important
This presentation contains forward looking statements relating to possible or assumed future results of USAi. It reflects the current views of USAi with respect to future events, and are subject to risks that could cause future results to materially differ. These risks are described in USAi's Securities and Exchange Commission filings. Information contained herein about entities other than USAi has been obtained from sources believed to be reliable, but no independent verification has been made and no representation is made as to its accuracy or completeness. Any statements non-factual in nature constitute current opinions, which are subject to change without notice. The forward looking statements and opinions in this presentation are made as of the date of this presentation, and USAi undertakes no obligation to update or revise them for any reason. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed in the future. This presentation reflects estimates that USAi is comfortable releasing to analysts and the public as of the date hereof.

Slide 3: Superior Operating Growth
o 21% Revenue CAGR per share 1995-2000
o 25% EBITDA CAGR per share 1995-2000

'95 Operating EBITDA = $17 million
'00 Operating EBITDA = $968 million

(graphic) Timeline depicting when divisions became part of USA Networks, Inc. 1995 - USA Broadcasting
1996 - Home Shopping Network
1997 - Ticketmaster, Shop Channel, HOT Germany
1998 - USA Network, Sci Fi Channel, Studios USA, Citysearch.com, Home Shopping
       Espanol
1999 - Hotel Reservations Network, Match.com, One & Only Network, USA Films,
       HSN.com
2000 - Trio, NWI, TVSN, PRC, Styleclick, ECS

Illustrative pro forma for Operating Businesses from year of acquisition.

Slide 4: Superior Value Creation
o Increase to S/H value: $12.8 B
o Average holding period: 3 years
o Estimated annual ROI: 40%

(graphic) chart depicting purchase price of USAi entities and their estimated current enterprise value
Purchase Price = $7.2 billion
Estimated Current Enterprise Value = $20 billion

Based on $25.50 stock price (approximate recent average).

Slide 5
Entertainment Group
(logos) USA Network, Sci Fi Channel, Trio, NWI, Crime, Studios USA, USA Films

Interactive Group
Electronic Retailing
(logos) Home Shopping Network, America's Store, Home Shopping Espanol, Home Shopping Europe, Shop Channel, TVSN, HSN.com
Information & Services
(logos) Ticketmaster, Citysearch.com, Match.com, HRN, Styleclick, USA ECS, PRC

Slide 6: Where the World is Going . . .
Revenue through the screen: Television and Internet consumer-related revenues (U.S.)

                                 1995       2000       2005    $ Total
Advertising                       80%        45%        26%  $ 47 Billion
Subscription                       9%        16%        11%  $134 Billion
Transactions                      10%        39%        63%  $360 Billion

Compiled estimates per McCann Erickson, Zenith Media, Paul Kagan, MSDW, Prudential, Furman Selz, PaineWebber, SSB, Jupiter, Forrester and Shop.org.

Slide 7:  . . . USA is Already There
2000 revenue mix (pro forma)

                                 2000
Advertising                       15%
Subscriptions / Production Fees   20%
Transactions                      65%
$ Total                         $4.7 Billion

Slide 8: Growth Fueled by Interactive Group
Revenue Growth for USAi Operating Businesses 2000 vs. 1999 (pro forma)

Information & Services            38%
Electronic Retailing              20%
Entertainment                     17%

Slide 9: Outpacing Tier 1 Media
Revenue Growth in March 2001 Quarter

USA Networks                      18%
AOL Time Warner                    9%
Viacom                             6%
Fox Entertainment                  4%
Disney                            -4%

Other company revenue growth per respective most recent earnings release (pro forma).

Slide 10: 2nd Most Profitable in Internet Commerce
Estimated 2001 EBITDA ($ in millions)

eBay                             $175
USAi ICG                         $120
Monster                          $107
iQVC                              $71
Homestore                         $51
Yahoo                             $47
Travelocity                       $20
Priceline                         $13
Expedia                           $13
Excite                           ($17)
CNET                             ($46)
Amazon                           ($49)
Terra-Lycos                     ($222)

USAi Internet Commerce Group consists of HSN.com, Hotel Reservations Network, Ticketmaster.com, Match.com.
Unaudited estimates based on industry / analyst reports.

Slide 11: 5% of all Transactions through the Screen
Estimated USAi business-to-consumer market share in 2000 (U.S.)

TELEVISION & INTERNET commerce - 5.3%
INTERNET commerce - 2.8%

Compiled estimates per Boston Consulting Group, U.S. Census Bureau, various "revenue through the screen" sources, and company data.

Slide 12: Real Online Businesses
 o  > $1 billion retail transactions
 o  Expert merchants
 o  Manage inventory / risk
 o  Know pricing / margins
 o  Low customer acquisition costs
 o  Operate at scale

(logos) Ticketmaster, HSN.com, HRN, Match.com

Pro forma estimates.  Unaudited.
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Slide 13: Massive Infrastructure = Leverage
(graphic) money
Retail value of transactions (annually) - $5 billion

(graphic) telephone
Inbound phone minutes (annually) - 1 billion

(graphic) computer
Orders processed (annually) - 75 million

(graphic) credit cards
Credit card transactions (annually) - 60 million

(graphic) envelope
Items shipped (annually) - 40 million

(graphic) telephone operator
Customer service centers - 34

(graphic) boxes on cart
Fulfillment centers square feet - 2.5 million

(graphic) group of people
Customer database - 30 million

Operating estimates for the next twelve months.

Slide 14: A Big League Player
 o  4 top-10 sports sites
 o  12 million tickets
 o  1 million videos / DVDs
 o  250,000 units of merchandise
 o  14 live TV events

(logos) USA ECS, Ticketmaster, USA Films, HSN, USA Network
(logos) PGA Tour, NFL, NHL, MLB, NBA, CBS Sportsline.com, Nascar.com

Management unaudited annualized estimates. Sports site ranking per PC Data Online (2/01)
These logos represent USAi brands, significant investments, and business partnerships, and are trademarks of USAi and/or its affiliates/partners.

Slide 15: Advantage: USAi
Interactivity enables the convergence of entertainment and commerce. USAi is focused on this convergence. Nobody else balances a storytelling sensibility with a merchandising expertise with a massive transactional infrastructure.

The Internet is the first convergent medium.  Television will be next.
USAi is among the very few companies making profits on the Internet -- in high growth, high margin, high barrier-to-entry businesses.

Traditional advertising is arcing toward direct selling.
USAi is already there. 2/3rd of it its revenue is derived from transactions, and it's growing 2 to 5 times faster than the largest media companies.

Slide 16
(logo) USA Networks, Inc.
Focused on the new convergence of entertainment, information and direct selling.